UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) February 6, 2015

AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2015, the Board of Directors of AutoNation, Inc. (the “Company”) adopted the AutoNation, Inc. Policy Regarding Recoupment of Certain Incentive Compensation (the “Policy”). Under the Policy, if an officer (as defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended) of the Company engages in fraud, intentional misconduct, or gross negligence, and as a result, the Company is required to restate its financial statements due to material noncompliance with any financial reporting requirement, then the Company may require reimbursement or forfeiture of all or a portion of any excess incentive compensation paid to or received by such officer, during the three-year period preceding the date on which the Company is required to prepare the restatement, that would not have been paid or received under the specific terms of the applicable incentive award had the financial results been originally reported as set forth in the restatement.
The foregoing summary of the Policy is qualified in its entirety by reference to the Policy, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	AutoNation, Inc. Policy Regarding Recoupment of Certain Incentive Compensation, effective as of February 6, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	February 6, 2015	By:	/s/ Jonathan P. Ferrando
Jonathan P. Ferrando
Executive Vice President - General Counsel, Corporate Development and Human Resources